Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 6, 2015, in the Registration Statement (Form F-1) and related Prospectus of Biondvax Pharmaceuticals Ltd. dated April 6, 2015.

Tel Aviv, Israel
April 6, 2015	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global